Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Renee Sabel
Media Relations
210.220.5416

FOR IMMEDIATE RELEASE
JUNE 26, 2015

CULLEN/FROST ANNOUNCES RELEASE OF ITS
2015 DODD-FRANK ACT STRESS TEST RESULTS

SAN ANTONIO-Cullen/Frost Bankers, Inc. (“Cullen/Frost”) today disclosed a summary of results of its annual supervisory stress test in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Board of Governors of the Federal Reserve System promulgated thereunder. This information is available on Cullen/Frost’s website, frostbank.com, under Presentations, in the Investor News section.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, Texas with $28.2 billion in assets at March 31, 2015. Frost Bank ("Frost" or "the Bank") is the principal operating subsidiary and sole banking subsidiary of Cullen/Frost (collectively referred to as the "Corporation"). Frost, a Texas state-chartered bank and a member bank of the Federal Reserve System, provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. The Corporation is among the top 50 largest U.S. banks by asset size and one of 24 banks included in the KBW Bank Index. Founded in 1868, Frost has helped clients with their financial needs during three centuries.

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